UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2015

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 478-8600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LA #1010161.v1

Item 7.01	Regulation FD Disclosure.

On June 30, 2015, Pardee Homes, the San Diego-based homebuilding division of TRI Pointe Homes, Inc., completed the sale of a 15.72 acre employment center located in their Pacific Highlands Ranch master plan community in San Diego County to a subsidiary of Lincoln Property Company for $53 million.  A copy of the press release announcing this sale is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) is being "furnished" and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.  The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed herewith:

99.1	Press Release dated July 1, 2015 announcing sale of Pacific Highlands Ranch Employment Site

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2015

TRI Pointe Homes, Inc.

By	/s/ Bradley W. Blank
Bradley W. Blank Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title or Description

99.1	Press Release dated July 1, 2015 announcing sale of Pacific Highlands Ranch Employment Site